                                                                   EXHIBIT 10.33

                                                                           FINAL

                               FUNDING AGREEMENT

          This FUNDING AGREEMENT (this "Agreement"), dated as of June 11, 1997, by and among The News Corporation Limited, a corporation organized and existing under the laws of South Australia, Australia ("TNCL"), News Publishing Australia Limited, a Delaware corporation ("NPAL"), and Fox Kids Worldwide, Inc., a Delaware corporation ("FKW").

          WHEREAS, NPAL is a wholly owned subsidiary of TNCL; and

          WHEREAS, Liberty IFE, Inc. ("LIFE"), a Colorado corporation and a wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation ("Liberty"), Liberty and FKW have entered into a Contribution and Exchange Agreement, dated as of June 11, 1997 (the "Contribution Agreement"), which provides for the contribution of certain securities of International Family Entertainment, Inc., a Delaware corporation ("IFE"), owned by LIFE (the "IFE Securities") to FKW in exchange for shares of Series A Preferred Stock of FKW (the "FKW Preferred Stock") as set forth in the Contribution Agreement; and

          WHEREAS, Liberty, LIFE and NPAL have entered into the Exchange Agreement, dated as of the date hereof (the "Exchange Agreement"), which provides for the exchange by LIFE (and any other holder of FKW Preferred Stock) of its FKW Preferred Stock for the Preferred Stock of NPAL (the "NPAL Preferred Stock") as set forth in the Exchange Agreement; and

          WHEREAS, to induce Liberty and LIFE to accept the FKW Preferred Stock as the consideration for all of the IFE Securities, TNCL, NPAL and FKW are entering into this Agreement; and

          WHEREAS, each of TNCL and NPAL has determined that the transactions contemplated by the Contribution Agreement and the execution, delivery and performance of this Agreement will directly benefit and are within the corporate purpose and the best interests of each of TNCL and NPAL; and

          WHEREAS, it is a condition precedent to the obligations of Liberty and LIFE to consummate the transactions contemplated by the Contribution Agreement that this Agreement be executed;

          NOW, THEREFORE, in consideration of these premises and to induce Liberty and LIFE to enter into the Contribution Agreement and consummate the transactions contemplated by the Contribution Agreement, TNCL, NPAL and FKW hereby agree as follows:

          1.   Defined Terms.  Unless otherwise defined herein, all capitalized
               -------------
terms used in this Agreement have the meanings assigned thereto either (a) in the Certificate of Designations of the FKW Preferred Stock (the "FKW Certificate of Designations"), the form of which is attached hereto as Exhibit A, or (b) in the Certificate of Incorporation of NPAL, as amended on the date hereof (the "NPAL Certificate of Incorporation"), the form of which is attached hereto as Exhibit B, as specifically referenced herein in each case.

          2.   Funding of Certain Preferred Stock Obligations of FKW and NPAL.
               --------------------------------------------------------------
(a) Each of TNCL and NPAL, jointly and severally, hereby agrees, upon the occurrence and during the continuation of an Event of Default under the FKW Certificate of Designations, to promptly provide FKW with an amount of cash sufficient under Delaware law for FKW to timely pay, in full, (i) the applicable redemption price (as adjusted pursuant to Section 8 of the FKW Certificate of Designations) for all shares of FKW Preferred Stock that FKW is required to redeem under Section 5 or 8 of the FKW Certificate of Designations and (ii) any other outstanding amounts that FKW is obligated to pay to the holders of shares of FKW Preferred Stock under the FKW Certificate of Designations.

          (b) TNCL hereby agrees, upon the occurrence and during the continuation of an Event of Default under the NPAL Certificate of Incorporation, to promptly provide NPAL with an amount of cash sufficient under Delaware law for NPAL to timely pay, in full, (i) the applicable redemption price (as adjusted pursuant to Article FOURTH, Section 8 of the NPAL Certificate of Incorporation) for all shares of NPAL Preferred Stock that NPAL is required to redeem under Article FOURTH, Section 5 or 8 of the NPAL Certificate of Incorporation and (ii) any other outstanding amounts that NPAL is obligated to pay to the holders of shares of NPAL Preferred Stock under the NPAL Certificate of Incorporation.

          (c) Each of TNCL and NPAL, jointly and severally, hereby agree upon the occurrence of a Liquidation under the FKW Certificate of Designations to promptly provide FKW with an amount of cash sufficient under Delaware law for FKW to pay a liquidating distribution in an amount per share of FKW Preferred Stock equal to the redemption price that would be payable under the FKW Certificate of Designations at the time of such distribution.

          (d) TNCL hereby agrees, upon the occurrence of a Liquidation under Article FOURTH of the NPAL Certificate of Incorporation, to promptly provide NPAL with an amount of cash sufficient under Delaware law for NPAL to pay a liquidating distribution in an amount per share of NPAL Preferred Stock equal to the redemption price that would be payable under Article FOURTH of the NPAL Certificate of Incorporation at the time of such distribution.

          (e) TNCL and NPAL hereby agree, jointly and severally, to promptly supply FKW with an amount of cash sufficient for FKW to satisfy its obligations under Section 11 of the Contribution Agreement.

          (f) All amounts payable to FKW or NPAL hereunder, to the extent such amounts are available for use to make payments (i) to the holders of the FKW Preferred Stock or the NPAL Preferred Stock in accordance with the provisions of
Section 2(a) through 2(d) above, inclusive, or (ii) payable by FKW to satisfy its obligations under Section 11 of the

Contribution Agreement, shall be deposited by TNCL or NPAL, as applicable, in trust for the benefit of the holders of the FKW Preferred Stock, NPAL Preferred Stock or the beneficiaries of FKW's obligations under Section 11 of the Contribution Agreement, as the case may be, pending distribution of such amounts to such holders or beneficiaries. Distributions from such trust shall occur as promptly as practicable to the intended holders or beneficiaries. All amounts so deposited in trust shall not be considered property of FKW or NPAL, as the case may be, for any purpose.

          3.   Funding Obligations Not Affected by Certain Events. The
               --------------------------------------------------
obligations and agreements of TNCL and NPAL under this Agreement shall not be affected or impaired by reason of the happening of any of the following:

          (a) any failure, omission or delay on the part of FKW or NPAL to enforce, assert, or exercise any right or remedy available to FKW or NPAL under this Agreement; or

          (b) any invalidity of, or defect or deficiency in, the FKW Preferred Stock or NPAL Preferred Stock; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings affecting FKW, TNCL or NPAL or their respective assets; or

          (d) the exchange of the FKW Preferred Stock for NPAL Preferred Stock under the Exchange Agreement.

          4.   TNCL and NPAL Dividends. TNCL and NPAL shall not declare or pay
               -----------------------
any dividend on, or make any distribution with respect to, shares of any class or series of their respective capital stock (including without limitation on TNCL's or NPAL's ordinary shares and preferred shares) following the occurrences and during the continuance of an Event of Default under the FKW Certificate of Designations or Article FOURTH of the NPAL Certificate of Incorporation, or at any time that dividends have been cumulatively added to and remain a part of the Liquidation Price of the FKW Preferred Stock or NPAL Preferred Stock pursuant to the FKW Certificate of Designations or Article FOURTH of the NPAL Certificate of Incorporation, respectively.

          5.   NPAL Assets.  (a)  For so long as any shares of FKW Preferred
               -----------
Stock or NPAL Preferred Stock remain outstanding, either (i) NPAL, together with its consolidated subsidiaries (collectively, with NPAL, the "NPAL Consolidated Group"), shall own not less than 50% of the fair market value of the total assets of TNCL, together with its consolidated subsidiaries (the "TNCL Consolidated Group"), located in the United States as of the date hereof and the proceeds of any disposition of any such assets subsequent to [date of original issuance of the FKW Preferred Stock] or (ii) the total assets of NPAL, its consolidated subsidiaries and its investments accounted for by the equity method (collectively, the "NPAL Group"), as determined on the basis of their fair market value, shall at all times exceed the Liabilities of the NPAL Group by not less than US$2.5 billion (the "Minimum Asset Balance"). Notwithstanding the foregoing and for so long as any shares of FKW Preferred Stock or NPAL Preferred Stock are outstanding, if at any time after [date of original issuance of the FKW Preferred Stock] TNCL shall own, directly or indirectly, less than 50% of each outstanding class or series of capital stock of NPAL (other than the NPAL Preferred Stock), or less than 50% of the voting power of all outstanding shares of capital stock of NPAL (other than the NPAL Preferred Stock), then from and after such time NPAL shall maintain not less than the Minimum Asset Balance.

          (b) The Board of Directors of NPAL (or an authorized committee thereof consisting of not less than two (2) directors) shall determine in good faith, not less often than annually, whether the covenant set forth in Section 5(a) hereof is being complied with by NPAL. For the purposes of this covenant,
(i) the term "fair market value" of an asset (other than cash) means the price at which a willing seller would sell, and a willing buyer would buy, such asset in an arm's length auction transaction, having full knowledge of the facts (including any liabilities relating to such assets) and (ii) the term "Liabilities" means, with respect to NPAL and the NPAL Group, all obligations for money borrowed, all obligations evidenced by bonds, debentures or similar instruments, all obligations upon which interest payments are customarily paid, all obligations issued or assumed as the deferred purchase price of property or services, all liabilities of others secured by any lien or security interest on property owned or acquired by NPAL or the NPAL Group, all obligations required to be accounted for as capital leases under Australian generally accepted accounting principles, all guarantees (solely to the extent that such guarantees would be required to be quantified and set forth on a balance sheet of NPAL prepared in accordance with Australian generally accepted accounting principles) and the liquidation preference of all mandatorily redeemable preferred stock of NPAL and any of the other entities in the NPAL Group. If, at any time, but not more often than once in any 12-month period, FKW notifies NPAL that it disputes that NPAL is in compliance with the covenant set forth in Section 5(a) hereof (a "Dispute Notice"), then NPAL shall provide to FKW such information ("Compliance Information") as NPAL may, in its sole discretion, deem sufficient to evidence NPAL's compliance with such covenant. If FKW does not withdraw its Dispute Notice within 10 Business Days after giving such notice, then NPAL shall promptly (but in any event within 10 Business Days after the expiration of such 10 Business Day period) appoint a nationally-recognized investment bank designated by NPAL, subject to the consent of FKW which shall not be unreasonably withheld; provided, however, that Merrill Lynch & Co. and its affiliates shall in any event be an acceptable investment bank for this purpose. The investment bank shall then determine, at the election of NPAL, either or both of (i) the fair market value of the United States assets of the TNCL Consolidated Group (the "Appraised TNCL U.S. FMV") and the fair market value of the assets of the NPAL Consolidated Group (the "Appraised NPAL FMV" and, together with the Appraised TNCL U.S. FMV, the "Appraised Fair Market Values") and/or (ii) the total fair market value of the assets minus the Liabilities of the NPAL Group ("Appraised Excess Amount"). NPAL and TNCL shall cooperate with all reasonable requests made by the investment bank for information that is materially relevant to its determination; provided, however, that the investment bank shall be required to execute a confidentiality agreement in a customary form acceptable to NPAL and TNCL with respect to any such information. NPAL shall use reasonable efforts to cause its designated investment bank to deliver its report setting forth the Appraised Fair Market Values and/or the Appraised Excess Amount, as the case may be, to FKW and NPAL within thirty days of its selection.

          (c) Each determination of the Appraised Fair Market Values and/or the Appraised Excess Amount, as the case may be, in accordance with the appraisal procedures set forth in Section 5(b) hereof shall be final, binding and conclusive on FKW and NPAL. The fees and expenses of the investment bank in connection with any valuation performed pursuant to Section 5(b) shall be paid by NPAL; provided, however, that if it can be reasonably determined from the Compliance Information that NPAL is in compliance with the covenant set forth in
Section 5(a), then FKW shall be responsible  for such fees and expenses.

          6.   Compliance Certificate.  Each of TNCL and NPAL shall furnish to
               ----------------------
FKW, on each December 31, a certificate of a responsible officer of such company stating that during the preceding 12-month period ending on the immediately preceding June 30 (or, if no such certificate has previously been delivered, during the period from the date hereof to June 30, 1998), such company has complied with its covenants set forth in Sections 4 and 5 (as applicable) of this Agreement, except to the extent specified in such certificate. Each of TNCL and NPAL shall, upon becoming aware that any of its covenants set forth in
Section 4 or 5 has been breached, shall promptly notify FKW of such breach.

          7.   Representations and Warranties.  Each of TNCL and NPAL represents
               -------------------------------
and warrants, jointly and severally, to FKW that the representations and warranties made by FKW with respect to TNCL and NPAL, respectively, set forth in
Section 5 of the Contribution Agreement were true and correct when made, and are true and correct on and as of the date hereof.

          8.   Enforcement.   Each of TNCL, NPAL and FKW acknowledges and agrees
               -----------
that (i) the holders of a majority of the shares of FKW Preferred Stock issued and outstanding at the time of occurrence of an Event of Default under the FKW Certificate of Designations shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to FKW following such Event of Default in respect of this Agreement and (ii) the holders of a majority of the shares of NPAL Preferred Stock issued and outstanding at the time of occurrence of an Event of Default under the NPAL Certificate of Incorporation shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to NPAL following such Event of Default in respect of this Agreement.

          9.   Termination.  This Agreement shall terminate immediately (i) in
               -----------
the event there are no outstanding shares of FKW Preferred Stock or NPAL Preferred Stock or (ii) as to any shares of FKW Preferred Stock that are registered for offer and sale under the Securities Act of 1933, as amended, pursuant to the terms of the Registration Rights Agreement in a form to be entered into between Liberty and FKW. Notwithstanding clause (i) above, this Agreement shall continue to be effective or will be reinstated, as the case may be, if at any time any holder of shares of FKW Preferred Stock or NPAL Preferred Stock must restore payment to FKW or

NPAL of any sums paid to such holder that it is entitled to receive under the FKW Certificate of Designations or NPAL Certificate of Incorporation, respectively.

          10.  Amendments and Waivers.  This Agreement may not, nor may any of
               ----------------------
its terms or provisions, be amended, modified or waived.

          11.  Notices. All notices, requests, consents, demands, elections and
               -------
other communications required or permitted hereunder shall be in writing and shall be given to the intended recipients at their addresses as set forth on Exhibit C attached hereto or at such other addresses provided in writing by such respective recipients.

          Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery service or by facsimile transmission confirmed by letter, and will be deemed given, unless earlier received (a) if sent by certified or registered mail, return receipt requested, five (5) calendar days after being deposited in the United States mail, postage prepaid; (b) if sent by overnight delivery service for next business day delivery, the next business day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (c) if sent by facsimile transmission, on the date sent; provided confirmatory notice is sent by any other method specified in clause (a),(b), or (d); and (d) if delivered by hand, on the date of delivery.

          12.  Severability.  In case any one or more of the provisions
               ------------
contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, provided, that if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purposes of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other states, each provision with respect to each state being construed as several and independent.

          13.  Paragraph Headings.  The paragraph headings used herein are for
               ------------------
convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          14.  Successors and Assigns.  This Agreement and all covenants
               ----------------------
contained herein shall be binding upon the parties hereto and their respective successors (including, without limitation, by merger or by the acquisition of all or substantially all of the assets of the party) and shall inure to the benefit of the holders of the FKW Preferred Stock and NPAL Preferred Stock. Except with respect to successors and the foregoing sentence, none of the parties hereto may assign, delegate or transfer any of its rights or obligations hereunder.

          15.  Governing Law and Jurisdiction.  This Agreement shall be
               ------------------------------
construed in accordance with and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan or any federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement and the transactions pursuant hereto and in connection herewith, and irrevocably agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          16.  Specific Performance.  Without intending to limit the remedies
               --------------------
available to FKW, each of TNCL and NPAL acknowledges and agrees that a violation by TNCL or NPAL of any terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that FKW shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction compelling TNCL or NPAL, and their respective successors, to specifically perform, and restraining such party from committing any breach of, or threatened breach of, any provision of this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

                         THE NEWS CORPORATION LIMITED


                         By: /s/ Arthur Siskind
                             --------------------------------
                             Name:
                             Title:

                         NEWS PUBLISHING AUSTRALIA LIMITED



                         By: /s/ P. Wardynski
                             --------------------------------
                             Name:
                             Title:



                         FOX KIDS WORLDWIDE, INC.



                         By: /s/ Jay Itzkowitz
                             --------------------------------
                             Name:
                             Title:

                                   Exhibit C

                                    Notices
                                    -------

                         The News Corporation Limited
                   c/o News America Publishing Incorporated
                          1211 Avenue of the Americas
                           New York, New York 10036
                      Attention: Arthur M. Siskind, Esq.
                        Senior Executive Vice President
                         and Group General Counsel of
                         The News Corporation Limited
                              Fax: (212) 768-2029

                       News Publishing Australia Limited
                   c/o News America Publishing Incorporated
                          1211 Avenue of the Americas
                           New York, New York 10036
                      Attention: Arthur M. Siskind, Esq.
                        Senior Executive Vice President
                         and Group General Counsel of
                         The News Corporation Limited
                              Fax: (212) 768-2029

                           Fox Kids Worldwide, Inc.
                           10960 Wilshire Boulevard
                             Los Angeles, CA 90024
                             Attention: President
                              Fax: (310) 235-5102

                          THE NEWS CORPORATION LIMITED
                    c/o NEWS AMERICA PUBLISHING INCORPORATED
                           122 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK  10036

                                            August 1, 1997

News Publishing Australia Limited
c/o News America Publishing Incorporated
1211 Avenue of the Americas
New York, New York  10036

Fox Kids Worldwide, Inc.
10960 Wilshire Boulevard
Los Angeles, California  90024

Dear Sirs:

     Annexed hereto is the Funding Agreement, dated as of June 11, 1997 (the "Funding Agreement"), among The News Corporation Limited, a corporation organized and existing under the laws of South Australia, Australia ("TNCL"), News Publishing Australia Limited, a Delaware corporation ("NPAL"), and Fox Kids Worldwide, Inc., a Delaware corporation ("Fox Kids"), which bears the following document code in the upper left-hand corner of each page:
":\SSDOCS\SQUAD01\BB\COGENER2\183490-1.WPD".

The Funding Agreement represents the valid and binding obligation of each of TNCL, NPAL and Fox Kids. The Funding Agreement constitutes the entire agreement among such parties and supersedes all prior agreements and understandings, oral and written, among such parties with respect to the subject matter thereof.

     Your signature below will evidence your agreement with the foregoing.

                                            Very truly yours,

                                            THE NEWS CORPORATION LIMITED

                                            By: /s/ Arthur Siskind
                                               --------------------------------
                                               Name:
                                               Title:

Accepted and agreed to as of the date hereof:

NEWS PUBLISHING AUSTRALIA LIMITED

By:  /s/ P. Wardynski
    --------------------------------
    Name:
    Title:

FOX KIDS WORLDWIDE, INC.

By:  /s/ Jay Itzkowitz
    ---------------------------------
    Name:
    Title: